Exhibit 99.1

Medley Management Inc. Announces Termination of Merger

NEW YORK, May 5, 2020 /PRNewswire/ -- Medley Management Inc. (NYSE: MDLY) (“MDLY” or the “Company”) today announced that is has received a notice of termination from Sierra Income Corporation (“Sierra”) of its agreement to merge with MDLY pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 29, 2019, between MDLY and Sierra (the “Amended MDLY Merger Agreement”).

As previously disclosed, effective as of July 29, 2019, the Company, Sierra  and Sierra Management, Inc., a wholly owned subsidiary of Sierra (“Merger Sub”), entered into the Amended MDLY Merger Agreement, pursuant to which the Company would be merged with and into Merger Sub (the “MDLY Merger”).  Section 9.1(c) of the Amended MDLY Merger Agreement permits both the Company and Sierra to terminate the Amended MDLY Merger Agreement if the MDLY Merger has not been consummated on or before March 31, 2020 (the “Outside Date”).

On May 1, 2020, the Company received a written notice of termination from Sierra in accordance with Sections 9.1 and 10.2 of the Amended MDLY Merger Agreement. As a result, the Amended MDLY Merger Agreement has been terminated effective as of May 1, 2020.

As set forth in a Form 8-K filed by Sierra on May 5, 2020, Sierra terminated the Amended MDLY Merger Agreement effective as of May 1, 2020 as the Outside Date has passed and the MDLY Merger has not been consummated.  In determining to terminate the Amended MDLY Merger Agreement, Sierra considered a number of factors, including, among other factors, changes in the relative valuation of the Company and Sierra, the changed circumstances and the unpredictable economic conditions resulting from the global health crisis caused by the coronavirus (COVID-19) pandemic, and the uncertainty regarding the parties’ ability to satisfy the conditions to closing the MDLY Merger in a timely manner.

About Medley

Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise is a premier provider of capital to the middle market in the U.S. Medley has $4.1 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE: MCC) (TASE: MCC) and Sierra Income Corporation, and several private investment vehicles. Over the past 18 years, Medley has provided capital to over 400 companies across 35 industries in North America.1

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE: MDLX) and (NYSE: MDLQ). Medley Capital Corporation is dual-listed on the New York Stock Exchange (NYSE: MCC) and the Tel Aviv Stock Exchange (TASE: MCC) and has outstanding bonds which trade on both the New York Stock Exchange under the symbols (NYSE: MCV) and (NYSE: MCX).

Forward-Looking Statements

Statements included herein may contain “forward-looking statements.”  Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission, including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.

This press release does not constitute an offer for any Medley fund.

Investor Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:
Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co. LP
212-257-4170

1 Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, “Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of December 31, 2019.